As filed with the Securities and Exchange Commission on May 9 , 2018

Registration No. 333-223032

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	3841	84-1375299
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(801) 839-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

B. Sonny Bal, MD

President and Chief Executive Officer

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT, 84119

(801) 839-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
David F. Marx Michael R. Newton Dorsey & Whitney LLP 111 South Main Street, Suite 2100 Salt Lake City, Utah 84111		Barry I. Grossman Sarah E. Williams Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]
Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)
Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (5)
Units consisting of shares of Series B Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of Common Stock, par value $0.01 per share	$12,500,000	$1,556.25
Series B Preferred Stock included as part of the Units	Included with Units above	—
Warrants to purchase shares of Common Stock included as part of the Units (2)	Included with Units above	—
Common Stock issuable upon conversion of the Series B Preferred Stock (3)(4)	—	—
Common Stock issuable upon exercise of the Warrants (4)	$12,500,000	$1,556.25
Warrants to purchase Units consisting of shares of Series B Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of Common Stock, par value $0.01 per share to be issued to the Underwriter (2)	$550,000	$68.48
Units consisting of shares of Series B Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of Common Stock, par value $0.01 per share to be issued to the Underwriter included as part of Underwriter Warrants	Included with Underwriter Warrant above	—
Series B Preferred Stock included as part of the Units to be issued to the Underwriters	Included with Underwriter Warrant above	—
Warrants to purchase shares of Common Stock included as part of Units to be issued to the Underwriters (2)	Included with Underwriter Warrant above	—
Common Stock issuable upon conversion of the Series B Preferred Stock to be issued to the Underwriter (3)(4)	—	—
Common Stock issuable upon exercise of the Warrants to Purchase Common Stock to be issued to the Underwriter (4)	$500,000	$62.25
Total	$26,050,000	$3,243.23

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”).
(2)	Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the Common Stock of the Registrant issuable upon exercise of the Warrants.
(3)	Pursuant to Rule 457(i) of the Act, no separate registration fee is required for the Common Stock issuable upon conversion of the Series B Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.
(4)	In addition to the shares of Common Stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable upon conversion or exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.
(5)	Calculated pursuant to Rule 457(o) based on an estimate of the total proposed maximum aggregate offering price. Registrant previously paid $3,243.23 .

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-223032) of Amedica Corporation is being filed solely for the purpose of filing updated Exhibits 3.5 and 4.27, and amending the Exhibit Index. Other than new and revised exhibits and the Exhibit Index, the remainder of the Registration Statement is unchanged.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the registration of the securities under this registration statement. All of the amounts shown are estimated except the SEC Registration Fee and FINRA Filing Fee.

SEC Registration Fee	$3,243.23
FINRA Filing Fee	4,407.50
Legal Fees and Expenses	150,000.00
Accounting Fees and Expenses	70,000.00
Transfer Agent Fee and Expenses	10,000.00
Miscellaneous	100,000.00
Total	$337,650.73

Item 14. Indemnification of Directors and Officers.

Our restated certificate of incorporation and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, member, manager or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted us to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. These provisions limit the liability of our directors and officers to the fullest extent permitted under Delaware law. A director will not receive indemnification if he or she is found not to have acted in good faith.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

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●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law; or

●	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. We have entered into indemnification agreements with certain of our executive officers and directors. These agreements, among other things, indemnify and advance expenses to our directors and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We have entered into agreements to indemnify all of our directors and officers.

Item 15. Recent Sales of Unregistered Securities

Since March 1, 2015, we have sold the following securities that were not registered under the Securities Act. All share numbers and prices set forth below have been adjusted to reflect a reverse stock split effective as of January 25, 2016 whereby each 15 shares of common stock were replaced with one share of common stock (with no fractional shares issued) and the subsequent reverse stock split effective November 10, 2017 whereby each 12 shares of common stock were replaced with one share of common stock (with no fractional shares issued).

The sale and issuance of the securities set forth below were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) or Rule 506 promulgated under Regulation D promulgated thereunder and Section 3(a)(9). Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us. No underwriters were involved in these transactions.

On September 8, 2015, we issued to investors Series A Warrants and Series C Warrants, each exercisable for 72,908 shares of our common stock.

On October 19, 2015, we issued 1,334 shares of our common stock to a service provider for services with respect to certain corporate development activities.

On January 28, 2016, we issued a warrant to purchase 6,250 shares of our common stock to a financial advisor.

On April 4, 2016 and again on April 27, 2016, in connection with a debt exchange agreement we issued to the lender warrants to purchase 8,334 shares of common stock of the Company.

On July 28, 2017, we closed on a $2.5 million term loan (the Loan”) with North Stadium Investments, LLC (“North Stadium”), a company owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board, Dr. Sonny Bal. In connection with the Loan, the Company issued to North Stadium, a Secured Promissory Note in the amount of $2.5 million (the “Note”). The Note bears interest at the rate of 10% per annum, requires the Company to make monthly interest only payments for a period of 12 months, and principal and any unpaid accrued interest are due and payable 12 months from the effective date of the Note, July 28, 2017. The Note is secured by substantially all of the assets of the Company pursuant to a security agreement between the Company and North Stadium dated July 28, 2017 (the “Security Agreement”), and is junior to the already existing security interest in such assets of the Company held by Hercules Capital, Inc. In connection with the Loan and as additional consideration for the Loan, the Company issued to North Stadium a warrant to acquire up to 55,000 common shares with a purchase price set at $5.04 per share and a five-year term (the “Warrant”).

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On January 3, 2018, Amedica Corporation (the “Company”) and its wholly owned subsidiary US Spine, Inc. entered into an Assignment Agreement (the “Assignment Agreement”) with certain accredited investors (collectively the “Assignees” and each an “Assignee”), Hercules Technology III, L.P. (“HT III”) and Hercules Capital, Inc. (“HC” and, together with HT III, “Hercules”), pursuant to which Hercules assigned to the Assignees all amounts remaining due under the Loan and Security Agreement, dated June 30, 2014, as amended, between the Company and Hercules (the “Loan and Security Agreement”) and (2) the note (the “Hercules Note”) between the Company and Hercules evidencing the amounts due under the Loan and Security Agreement. The total amount assigned by Hercules to the Assignees equals in the aggregate $2,264,623, which is secured by the same collateral underlying the Loan and Security Agreement. The Company entered into an exchange agreement (the “Exchange Agreement”) with the Assignees, pursuant to which the Company agreed to exchange (the “Exchange”) the Hercules Note held by the Assignees for senior secured convertible promissory notes each in the principal amount of $1,132,311 for an aggregate principal amount of $2,264,623 (the “Exchange Notes”). The Exchange Notes will mature on February 3, 2019.

On January 31, 2018, we entered into a securities purchase agreement (the “Purchase Agreement”) with L2 Capital LLC. Pursuant to the Purchase Agreement, we agreed to sell an original issue discount promissory note in the aggregate principal amount of up to $840,000 (the “Note”) for an aggregate purchase price of up to $750,000 and warrants to purchase up to an aggregate of 68,257 shares of Common Stock.

On March 6, 2018, in connection with the Amendment Agreement described above in Description of Securities – Description of Other Outstanding Securities of the Company – March 2018 Warrant Amendment, the Company issued to the Series E Investors warrants to purchase up to 668,335 shares of Common Stock at an exercise price per share equal to $2.00 per share, the closing bid price for our Common Stock on March 5, 2018 (the “New Warrants”). In addition, the Company is in the process of granting to the underwriter securities purchase warrants to purchase up to 10,025 shares of Common Stock at an exercise price per share equal to $2.00 per share.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement and such Exhibit Index is incorporated by reference.

(b) Financial Statement Schedules

None.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
1.1	Form of Underwriting Agreement		Form S-1 (Exhibit 1.1)	5/1/18	333-223032

3.1	Restated Certificate of Incorporation of the Registrant		Form 8-K (Exhibit 3.1)	2/20/14	001-33624

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Amedica Corporation		Form 8-K (Exhibit 3.1)	1/22/16	001-33624

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of Amedica Corporation		Form 8-K (Exhibit 3.1)	11/16/17	001-33624

3.4	Restated Bylaws of the Registrant		Form 8-K (Exhibit 3.1)	2/20/14	001-33624

3.5	Form of Certificate of Designation of Series B Preferred Stock	X

4.1	Form of Common Stock Certificate of the Registrant		Form S-1 (Exhibit 4.1)	1/29/14	333-192232

4.2	Warrant by and between the Registrant and GE Capital Equity Investments, Inc., dated as of December 17, 2012		Form S-1 (Exhibit 4.10)	11/8/13	333-192232

4.3	Warrant by and between the Registrant and Zions First National Bank, dated as of December 17, 2012		Form S-1 (Exhibit 4.11)	11/8/13	333-192232

4.4	Form of Warrant to Purchase Shares of Common Stock of the Registrant, issued on March 4, 2011 and May 9, 2011		Form S-1 (Exhibit 4.12)	11/8/13	333-192232

4.5	Form of Amendment to Warrant to Purchase Shares of Common Stock of the Registrant, dated as of December 18, 2012		Form S-1 (Exhibit 4.13)	11/8/13	333-192232

4.6	Form of Amendment No. 2 to Warrant to Purchase Shares of Common Stock of the Registrant, dated as of February 1, 2013		Form S-1 (Exhibit 4.14)	11/8/13	333-192232

4.7	Form of Warrant to Purchase Shares of Common Stock of the Registrant, issued on August 30, 2013 and September 20, 2013, as amended		Form S-1 (Exhibit 4.17)	12/20/13	333-192232

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4.8	Form of Amendment to Warrant to Purchase Common Stock of the Registrant, dated as of December 23, 2013	Form S-1 (Exhibit 4.17.1)	1/29/14	333-192232

4.9	Form of Warrant to Purchase Shares of Common Stock of the Registrant, issued to TGP Securities, Inc. on August 30, 2013 and September 20, 2013, as amended	Form S-1 (Exhibit 4.20)	12/20/13	333-192232

4.10	Form of Amendment to Warrant to Purchase Shares of Common Stock of the Registrant, issued to TGP Securities, Inc., dated as of December 23, 2013	Form S-1 (Exhibit 4.21)	1/29/14	333-192232

4.11	Hercules Warrant to Purchase Common Stock	Form 8-K (Exhibit 4.3)	7/1/2014	001-33624

4.12	Form of Warrant to be Issued to Investors in the Offering	Form S-1 (Exhibit 4.24)	11/20/14	333-199753

4.13	Form of Unit Purchase Option to be Issued to the Underwriters in the Offering	Form S-1 (Exhibit 4.25)	11/20/14	333-199753

4.14	Form of Warrant Agent Agreement by and between the Registrant and American Stock Transfer and Trust Company	Form S-1 (Exhibit 4.26)	11/20/14	333-199753

4.15	Form of Warrant to Purchase Shares of Common Stock of the Registrant issued on September 17, 2014.	Form 10-K (Exhibit 4.27)	3/24/15	001-33624

4.16	Form of Warrant to Purchase Shares of Common Stock of the Registrant issued on November 12, 2014.	Form 10-K (Exhibit 4.28)	3/24/15	001-33624

4.17	Form of Amended and Restated Series A Warrant	Form 8-K (Exhibit 4.1)	12/14/15	001-33624

4.18	Form of Common Stock Purchase Warrant issued on April 4, 2016.	Form 8-K (Exhibit 4.1)	4/05/16	001-33624

4.19	Form of Series E Warrant	Form S-1 (Exhibit 4.25)	6/30/16	333-211520

4.20	Form of Underwriters Warrant Issued in July 2016 Offering	Form S-1 (Exhibit 4.26)	6/30/16	333-211520

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4.21	Form of Warrant		Form 8-K (Exhibit 4.1)	1/20/17	001-33624

4.22	Secured Promissory Note with North Stadium Investments, LLC		Form 8-K (Exhibit 4.1)	8/3/17	001-33624

4.23	North Stadium Investments, LLC Warrant to Purchase Common Stock		Form 8-K (Exhibit 4.2)	8/3/17	001-33624

4.24	Amended and Restated L2 Capital LLC Common Stock Purchase Warrant		Form S-1 (Exhibit 4.24)	4/26/18	333-223032

4.25	Form of Warrant Issued to Karl Kipke		Form S-1 (Exhibit 4.25)	4/26/18	333-223032

4.26	Form of Series F Common Stock Purchase Warrant		Form S-1 (Exhibit 4.26)	4/26/18	333-223032

4.27	Form of Common Stock Warrant	X

4.28	Form of Warrant Agency Agreement between Amedica Corporation and American Stock Transfer and Trust Company, LLC		Form S-1 (Exhibit 4.28)	4/26/18	333-223032

4.29	Form of Warrant to be Issued to the Underwriters		Form S-1 (Exhibit 4.29)	5/1/18	333-223032

4.30	Westlake Securities LLC Common Stock Purchase Warrant		Form S-1 (Exhibit 4.30)	4/26/18	333-223032

4.31	Form of Common Stock Purchase Warrant Issued on September 11, 2015		Form 8-K (Exhibit 4.1)	9/18/15	001-33624

5.1	Opinion of Dorsey & Whitney LLP		Form S-1 (Exhibit 5.1)	5/1/18	333-223032

10.1	Loan and Security Agreement by and among the Registrant, its subsidiary, Hercules Technology Growth Capital, Inc., and Hercules Technology III, L.P., dated as of June 30, 2014		Form 8-K (Exhibit 10.3)	7/1/2014	001-33624

10.2	Centrepointe Business Park Lease Agreement Net by and between the Registrant and Centrepointe Properties, LLC, dated as of April 21, 2009		Form S-1 (Exhibit 10.10)	11/8/13	333-192232

10.3	First Addendum to Centrepointe Business Park Lease Agreement Net by and between the Registrant and Centrepointe Properties, LLC, dated as of January 31, 2012		Form S-1 (Exhibit 10.11)	11/8/13	333-192232

10.4	Form of Change of Control Agreement*		Form 8-K (Exhibit 10.1)	7/22/15	001-33624

10.5	Form of Indemnification Agreement by and between the Registrant and its officers and directors		Form S-1 (Exhibit 10.14)	12/20/13	333-192232

10.6	Amedica Corporation Amended and Restated 2012 Equity Incentive Plan*		Form S-1 (Exhibit 10.15)	2/12/14	333-192232

10.7	Form of 2012 Stock Option Grant Notice and Stock Option Agreement*		Form S-1 (Exhibit 10.16)	2/12/14	333-192232

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10.8	Form of 2012 Restricted Stock Award and Restricted Stock Unit Agreement*	Form S-1 (Exhibit 10.17)	2/12/14	333-192232

10.9	Amedica Corporation 2003 Stock Option Plan*	Form S-1 (Exhibit 10.18)	11/8/13	333-192232

10.10	Form of 2003 Non-Qualified Stock Option Agreement and Notice of Exercise of Non-Qualified Stock Option thereunder*	Form S-1 (Exhibit 10.19)	11/8/13	333-192232

10.11	Form of 2003 Incentive Stock Option Agreement and Notice of Exercise of Incentive Stock Option thereunder*	Form S-1 (Exhibit 10.20)	11/8/13	333-192232

10.12	Consent and First Amendment to Loan and Security Agreement dated September 8, 2015 by and among Hercules Technology Growth Capital Inc., the financial institutions signatory thereto, Amedica Corporation, and the guarantors signatory thereto.	Form 8-K (Exhibit 10.1)	9/8/15	001-33624

10.13	First Amendment to Warrant to Purchase Shares of Common Stock of Amedica Corporation dated September 8, 2015, by and between Amedica Corporation and Hercules Technology III, L.P.	Form 8-K (Exhibit 10.2)	9/8/15	001-33624

10.14	Form of Securities Purchase Agreement between Amedica Corporation and the Purchasers Dated September 8, 2015	Form 8-K (Exhibit 10.5)	9/8/15	001-33624

10.15	Exchange Agreement dated April 4, 2016, by and among Amedica Corporation and Riverside Merchant Partners, LLC	Form 8-K (Exhibit 10.2)	4/5/16	001-33624

10.16	Warrant Agency Agreement, dated July 8, 2016, by and between Amedica Corporation and American Stock Transfer & Trust Company, LLC	Form 8-K (Exhibit 10.1)	7/8/16	001-33624

10.17	Warrant Agency Agreement dated January 24, 2017, by and between Amedica Corporation and American Stock Transfer & Trust Company, LLC	Form 8-K (Exhibit 10.1)	1/24/17	001-33624

10.18	Security Agreement, dated July 28, 2017	Form 8-K (Exhibit 10.1)	8/3/17	001-33624

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10.19	Assignment Agreement, dated January 3, 2018, by and among the Company, US Spine, Inc., MEF I, L.P., Anson Investments Master Fund LP, Hercules Technology III, L.P. and Hercules Capital, Inc.	Form 8-K (Exhibit 10.1)	1/4/18	001-33624

10.20	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.	Form 8-K (Exhibit 10.2)	1/4/18	001-33624

10.21	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and Anson Investments Master Fund LP	Form 8-K (Exhibit 10.3)	1/4/18	001-33624

10.22	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.	Form 8-K (Exhibit 10.4)	1/4/18	001-33624

10.23	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and Anson Investments	Form 8-K (Exhibit 10.5)	1/4/18	001-33624

10.24	Securities Purchase Agreement, dated January 30, 2018, by and among the Company and L2 Capital, LLC	Form 8-K (Exhibit 10.1)	2/01/18	001-33624

10.25	Amended and Restated Promissory Note payable to L2 Capital	Form S-1 (Exhibit 10.25)	4/26/18	333-223032

10.26	Form of Warrant Amendment Agreement	Form S-1 (Exhibit 10.26)	4/26/18	333-223032

16.1	Letter of BDO, dated September 22, 2017	Form 8-K (Exhibit 16.1)	9/22/17	001-33624

21.1	List of Subsidiaries of the Registrant	Form S-1 (Exhibit 21.1)	11/8/13	333-192232

23.1	Consent of Independent Registered Public Accounting Firm, Tanner LLC	Form S-1 (Exhibit 23.1)	5/4/18	333-223032

23.2	Consent of Independent Registered Public Accounting Firm, BDO USA, LLP	Form S-1 (Exhibit 23.2)	5/4/18	333-223032

23.3	Consent of Dorsey & Whitney LLP (included with Exhibit 5.1)	Form S-1 (Exhibit 23.3)	5/1/18	333-223032

24.1	Power of Attorney	Form S-1 (Exhibit 24.1)	2/14/18	333-223032

*	Indicates Management Contract or Compensatory plan or arrangement.

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on May 9 , 2018.

AMEDICA CORPORATION

By:	/s/ B. Sonny Bal
B. Sonny Bal, M.D.
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ B. Sonny Bal
B. Sonny Bal, M.D.	Chief Executive Officer and Director	May 9 , 2018
(Principal Executive Officer and Principal Financial Officer)
*
David W. Truetzel	Director	May 9 , 2018

*
Jeffrey S. White	Director	May 9 , 2018

*
Eric A. Stookey	Director	May 9 , 2018

* By:	/s/ B. Sonny Bal
B. Sonny Bal, M.D.
Attorney-in-Fact